UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

STANDARD MICROSYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

80 Arkay Drive, Hauppauge, New York 11788
(Address of principal executive offices) (Zip Code)

(631) 435-6000
(Registrant's telephone number, including area code)

N/A
(Former  name,  former  address and former  fiscal year,  if changed  since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 24, 2011 the Board of Directors of the Registrant approved a restructuring plan to reduce costs and to reduce investment in certain businesses.  Pursuant to the plan, the Registrant expects to eliminate approximately 80 positions worldwide, including the elimination of approximately 50 positions at its subsidiary in Shenzhen China as part of its plan to substantially reduce investment in storage solutions.  The remaining positions being eliminated consist of certain administrative positions, certain positions in its subsidiary in Canada as part of its plan to converge the wireless audio products roadmap from the Kleer and STS acquisitions and to rationalize worldwide resources working on wireless audio products, and certain engineering positions. The Registrant estimates that these measures will result in accounting charges in the amount of approximately $2 million, primarily in the fourth quarter of fiscal year 2011.  These charges are related to termination of employees and will result in cash payments most likely to be made in the first quarter of fiscal year 2012; the Registrant expects these cost reduction activities to be completed during the first quarter of fiscal year 2012.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

(Registrant)

Date: March 1, 2011	By:	/s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer